Exhibit 10.19

Peoples Bancorporation, Inc.
Restricted Stock Plan

1.	Purpose

The proper execution of the duties and responsibilities of the executives and employees of Peoples Bancorporation, Inc. (the “Corporation”) and its Subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation and its Subsidiaries and to provide incentive compensation opportunities that are competitive with other similar businesses. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and its Subsidiaries and to increase the prosperity, growth, and earnings of the Corporation and enhance long-term shareholder return. This Plan is intended to serve these purposes.

2.	Definitions

The following terms wherever used herein shall have the meanings set forth below.

(a)         The term “Award” means award of a Restricted Share under the Plan.

(b)         The term “Board of Directors” shall mean the Board of Directors of the Corporation.

(c)         The term “Change in Control of the Corporation” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Section l3(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (C) of this definition) whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (C) (i) consummation of a merger, share exchange or consolidation of the Corporation with any other entity, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, (ii) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation, or (iii) the consummation of a sale or disposition by the Corporation of all or substantially all the Corporation’s assets.

(d)         The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)         The term “Committee” shall mean a committee to be appointed by the Board of Directors to consist of three or more members, all of whom are members of the Board of Directors.

(f)          The term “Common Stock” shall mean the shares of common stock, par value $1.11 per share, of the Corporation.

(g)         The term “Corporation” shall mean Peoples Bancorporation, Inc., a South Carolina corporation.

(h)         The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)          The term “Plan” shall mean the Peoples Bancorporation, Inc., Restricted Stock Plan as originally approved by the Board of Directors on July 20, 2011, as the same may be amended from time to time.

(j)          The term “Restricted Share” means a share of Common Stock awarded under the Plan that is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service or achievement of performance or other objectives, as determined by the Committee.

(k)         The term “Restricted Share Agreement” means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

(l)          The term “Subsidiary” or “Subsidiaries” shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned in the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

3.	Effective Date of the Plan

The Plan shall become effective as of July 20, 2011.

4.	Operation and Administration

(a)         The Plan shall be administered by the Committee.

(b)         The Committee may establish, from time to time and at any time, subject to the approval of the Board of Directors and subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(c)         The Committee shall from time to time submit to the Board of Directors for its approval the names of those executives and employees who, in its opinion, should receive Awards, and shall recommend the numbers of shares on which Awards should be granted to each such person and the nature of the Awards to be granted.

(d)         Awards shall be granted by the Corporation and shall become effective only after prior approval of the Board of Directors, and upon the execution of a Restricted Share Agreement, as applicable, between the Corporation and the recipient of the Award.

(e)         All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Common Stock which the participant already owns, or through the surrender of shares of Common Stock to which the participant is otherwise entitled under the Plan.

(f)         The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

(g)         The Committee may impose such other terms and conditions not inconsistent with the terms of the Plan, as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock or (ii) the shares of Common Stock acquired under the Plan. The Committee may require that a participant notify the Corporation of any disposition of shares of Common Stock purchased under the Plan within a period of two (2) years subsequent to the distribution date.

(h)         Notwithstanding any other provisions of the Plan, the Corporation shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Exchange Act or the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

5.	Participation in the Plan

(a)         Participation in the Plan shall be limited to the executives and employees of the Corporation and its Subsidiaries, who shall be designated by the Committee and approved by the Board of Directors.

(b)         No member of the Board of Directors who is not also an employee of the Corporation shall be eligible to participate in the Plan.

6.	Stock Subject to the Plan

(a)         There shall be reserved for the granting of Awards pursuant to the Plan, and for issuance and sale pursuant to such Awards, One Hundred Three Thousand (103,000) shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been made pursuant to the Plan that are still outstanding. The shares of Common Stock to be issued in connection with Awards made pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock or shares subsequently acquired by the Corporation as treasury shares. If for any reason shares of Common Stock as to which an Award has been made are forfeited or otherwise cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance in connection with Awards made pursuant to the Plan.

(b)         Subject to subparagraph 6(c), the maximum number of shares that may be issued to any one individual in conjunction with Awards granted pursuant to Paragraph 7 shall be Ten Thousand (10,000) shares during any one calendar year period.

(c)         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares reserved for Awards and in the number, kind and price of shares covered by Awards made pursuant to the Plan.

7.	Terms and Conditions of Restricted Share Awards

(a)         Each award of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Corporation in such form as the Committee from time to time may determine. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

(b)         Certificates for Restricted Shares awarded under the Plan shall not be issued until the Restricted Shares have vested and are no longer subject to forfeiture.

(c)         Each award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. During any restricted period, the recipient shall not be permitted to sell, transfer, pledge or assign Restricted Shares awarded under this Plan. In the event of the recipient’s retirement, disability or death, or in cases of special circumstances, the Committee, in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such recipient’s Restricted Shares. Unless otherwise provided in the Restricted Share Agreement, each Restricted Share Agreement shall provide that, if the award recipient has continuously remained in the employ of the Corporation or one of its Subsidiaries, twenty percent of the Restricted Shares awarded shall vest on the first anniversary of the award and an additional twenty percent shall vest on each of the four subsequent anniversaries of the award and all Restricted Shares subject to the agreement shall become fully vested in the event that a Change in Control of the Corporation occurs.

(d)         The holders of Restricted Shares awarded under the Plan shall have no voting, dividend and other rights as stockholders prior to the vesting of the Restricted Shares.

(e)         When Restricted Shares are vested hereunder, the Corporation shall issue a certificate or certificates in respect of such Restricted Shares, which shall be registered in the name of the recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

8.	Cancellation and Rescision of Awards

(a)         Unless the Restricted Share Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unvested, or deferred Awards at any time if the participant is not in compliance with all applicable provisions of the applicable Restricted Share Agreement and the Plan, or if the participant engages in any “Detrimental Activity.” For purposes of this Paragraph 8, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Corporation or any Subsidiary, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Corporation or any Subsidiary; (ii) the disclosure to anyone outside the Corporation or any of its Subsidiaries, or the use in other than the Corporation’s business, without prior written authorization from the Committee, of any confidential information or material, relating to the business of the Corporation or any of its Subsidiaries, acquired by the participant either during or after employment with the Corporation or a Subsidiary; (iii) activity that results in termination of the participant’s employment for cause; (iv) a violation of any rules, policies, procedures or guidelines of the Corporation or any Subsidiary or any law, regulation or requirement applicable to the Company or any Subsidiary; (v) any attempt directly or indirectly to induce any employee of the Corporation or any Subsidiary to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current, or prospective customer, supplier or partner of the Corporation or any Subsidiary; (vi) the participant’s being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Corporation or any Subsidiary; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Corporation or any Subsidiary.

(b)         Upon delivery of a certificate for Restricted Shares pursuant to an Award, the participant shall certify in a manner acceptable to the Committee that he is in compliance with the terms and conditions of the Plan. In the event a participant fails to comply with the provision of subparagraphs 8(a)(i)-(vii) prior to, or during the six months after, any payment or delivery pursuant to an Award, such delivery may be rescinded within two years thereafter. In the event of any such rescission, the participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded delivery, in such manner and on such terms and conditions as may be required, and the Corporation shall be entitled to set-off against the amount of any such gain any amount owed to the participant by the Corporation or any Subsidiary.

9.	Amendments and Discontinuance of the Plan

The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall revoke or alter the terms of any Award previously granted pursuant to the Plan.

10.	Plan Subject to Governmental Laws and Regulations

The Plan and the terms of the Awards made pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

11.	At-Will Employment

Nothing in the Plan, any Restricted Share Agreement, or any Award granted pursuant to the Plan shall be construed as a contract of employment between the Corporation or a Subsidiary, and selection of any person as a participant in the Plan will not give that person the right to continue in the employ of the Corporation or a Subsidiary, the right to continue to provide services to the Corporation or any Subsidiary or as a limitation of the right of the Corporation or a Subsidiary to discharge any participating employee or any other person at any time, with or without assigning a reason therefor to the same extent as the Corporation might have done absent the Plan, the Restricted Share Agreement, or the Award, as applicable.

12.	Exclusion From Retirement and Fringe Benefit Computation

No portion of any Award under this Plan shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, and disability, or (iii) any form of extraordinary pay including but not limited to bonuses, sick pay and vacation pay.

13.	Liability Limited; Indemnification

(a)         To the maximum extent permitted by South Carolina law, neither the Corporation, the Board of Directors or the Committee nor any of its members, shall be liable for any action or determination made with respect to this Plan.

(b)         In addition to such other rights of indemnification that they may have, the members of the Board of Directors and the Committee shall be indemnified by the Corporation to the maximum extent permitted by South Carolina law against any and all liabilities and expenses incurred in connection with their service in such capacity.

14.	Miscellaneous

(a)         The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(b)         This Plan, any Restricted Share Agreement, and the rights and obligations of the Corporation or Subsidiary and any participant pertaining to an Award, shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without regard to principles of conflict of laws that would refer the governance of this Plan , any Restricted Share Agreement, or the rights and obligations of the Corporation or Subsidiary and any participant pertaining to an Award to the laws of any other jurisdiction.

(c)         All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the address contained in the records of the Corporation or to the Corporation at P.O. Box 1989, Easley, SC 29641.

(d)         The settlement of any Awards with respect to Restricted Shares shall be made in a prompt manner that does not trigger any interest or penalties under Section 409A of the Code. The administration of the Plan shall likewise be in a manner that does not trigger any interest or penalties under Section 409A of the Code.

15.	Duration of the Plan

No Awards may be made pursuant to the Plan after the close of business on July 20, 2021.